PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-293318

1,700,000 Shares of Common Stock

2,500,000 shares of Common Stock Underlying Warrants

800,000 shares of Common Stock Underlying Pre-Funded Warrants

This prospectus relates to the resale by the selling securityholders or their permitted transferees (the “Selling Securityholders”) named in this prospectus from time to time of up to 5,000,000 shares of our common stock, par value $0.0001 per share (the “common stock”). These shares of common stock consist of:

●	1,700,000 shares (the “Common Shares”) of common stock of the Company, which such Common Shares were issued pursuant to that certain securities purchase agreement, dated as of February 2, 2026, by and among us and certain accredited investors named therein (the “Purchase Agreement”);

●	2,500,000 shares of common stock (the “Common Warrant Shares”) issuable upon exercise of certain accompanying warrants at an initial exercise price of $2.30 per share (the “Common Warrants”) that were issued pursuant to the Purchase Agreement; and

●	800,000 shares of common stock (the “Pre-Funded Warrant Shares” and, together with the Common Warrant Shares, the “Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants,” together with the Common Warrants, the “Warrants”) that were issued pursuant to the Purchase Agreement.

The Common Shares and the Warrant Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, as applicable. We are registering the resale of the Common Shares and the Warrant Shares.

Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of such shares of common stock. The Selling Securityholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale by the Selling Securityholders of the common stock; however, we will receive the exercise price of the Warrants upon any exercise of the Warrants by payment of cash with an exercise price of $2.30 per share. We intend to use those proceeds, if any, for general corporate purposes.

We believe the likelihood that the Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our common stock. If the trading price for our common stock is less than $2.30 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, these holders are more likely to exercise their Warrants the higher the price of our common stock is above $2.30 per share. The closing price of our common stock on the Nasdaq Capital Market (“Nasdaq”) on February 12, 2026 was below the Warrant exercise price of $2.30 per share.

We will bear all costs, expenses and fees in connection with the registration of the common stock, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of the common stock, except as otherwise expressly set forth under “Plan of Distribution” of this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. The Selling Securityholders and any broker-dealers or agents may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act, of the shares of common stock that they are offering pursuant to this prospectus.

Our common stock is traded on Nasdaq under the symbol “WRAP.” On February 12, 2026, the closing sale price of our common stock on Nasdaq was $1.70 per share.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider the risks described in this prospectus under the heading “Risk Factors” beginning on page 6 of this prospectus and in our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Securityholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 6 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Wrap,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Wrap Technologies, Inc. and its subsidiaries.

Overview

We are a global public safety technology and services company that delivers safe and effective policing solutions to law enforcement and security personnel worldwide. We are leading the movement for safer outcomes by equipping law enforcement with safer, non-painful compliance tools, and immersive training fit for modern society. We began sales of our first public safety product, the BolaWrap 100 remote restraint device, in late 2018. In the first quarter of 2022, we delivered a new generation product, the BolaWrap 150. The BolaWrap 150 is electronically deployed and is more robust, smaller, lighter and simpler to deploy than the BolaWrap 100 that has since been phased out. In late 2020 we added a new solution to our public safety technologies, our virtual reality (“VR”) training platform, Wrap Reality, and in August 2023 we acquired Intrensic, LLC, a Delaware limited liability company (“Intrensic”), which added a Body-Worn Camera (“BWC”) and Digital Evidence Management (“DEM”) solution to our portfolio of policing solutions. Wrap Reality is now sold to law enforcement agencies for simulation training as well as corrections departments for the societal reentry scenarios.

In 2025, we expanded our product portfolio with the launch of WrapTactics, a digital pre-escalation and performance training platform, and WrapVision, a North American-made body-worn camera solution designed to meet federal procurement standards. We also advanced several counter-unmanned-aircraft-system (“C-UAS”) initiatives, including our MERLIN and PAN-DA programs, which apply our tether-deployment technology to non-lethal drone interdiction and defense applications. These developments broaden our reach beyond traditional policing to include defense, homeland security, and other public-safety markets, while maintaining our focus on de-escalation, accountability, and safer outcomes.

Our target market for our product and technology enabled services includes approximately 900,000 full-time sworn law enforcement officers in over 18,000 federal, state, and local law enforcement agencies in the U.S. and over 12 million police officers in more than 100 countries. Additionally, we are exploring opportunities to increase our presence in other adjacent markets, such as military and private security. Our international focus is on countries with the largest police forces. According to 360iResearch, a market research consulting firm, our non-lethal products are part of a global market segment expected to grow to $16.1 billion by 2027.

We focus our efforts on the following products and services:

BolaWrap Remote Restraint Device - a hand-held remote restraint device that discharges a seven and half-foot Kevlar tether to entangle an individual at a range of 10-25 feet. BolaWrap assists law enforcement to safely and effectively control encounters early without resorting to painful use of force options.

Wrap Reality - a law enforcement 3D training system employing immersive computer graphics VR with proprietary software-enabled content. It allows up to two participants to enter a simulated training environment simultaneously, and customized weapons controllers enable trainees to engage in strategic decision making along the force continuum. Wrap Reality has 45 scenarios for law enforcement and corrections and 15 scenarios for societal reentry. Wrap Reality is one of the most robust 3D Virtual Reality solutions on the market for law enforcement and societal reentry today.

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Wrap Intrensic - a Body-Worn Camera and Digital Evidence Management solutions provider. BWC and DEM play crucial roles in capturing, storing, and managing digital evidence, such as video and audio recordings for various purposes, including criminal investigations and maintaining transparency in public interactions. The Wrap Intrensic X2 camera hardware and storage and data management capability, along with awareness of front-line operations, provides customers with a solution to meet their challenges. Wrap Intrensic Evidence on our cloud-based video storage platform provides an unlimited video storage platform that includes video and other evidence uploading, search, retrieval, redaction, and evidence sharing while reducing the need for resources required to manage this evidence.

WrapTactics Digital Training Platform - a subscription-based digital learning and training system that delivers short-form, scenario-based courses focused on pre-escalation tactics, emotional regulation, and post-deployment control techniques. The platform reinforces officer readiness through burst-learning modules and supports recurring-revenue opportunities by integrating with Wrap’s bundled offerings, WrapReady and WrapPlus. WrapTactics includes an exclusive partnership with STORM Training Group, whose evidence-based defensive-tactics curriculum is incorporated into Wrap’s subscription ecosystem to provide post-BolaWrap arrest and control instruction

WrapReality Training Simulator- a fully immersive VR training simulator that provides first responders with realistic, interactive scenarios designed to improve decision-making under pressure. The system continues to expand its content library and complements WrapTactics and BolaWrap deployments.

WrapVision Body-Worn Camera and Evidence Management System - a North American-made, Trade Agreements Act-compliant body-worn camera solution designed for law enforcement, public-safety, and healthcare users. The device integrates LTE, Wi-Fi, Bluetooth, and VPN connectivity for secure live streaming, provides up to twelve hours of operation per charge, and is compatible with leading video-management platforms. WrapVision complements our pre-escalation and accountability initiatives by offering secure domestic data storage and alignment with federal procurement standards.

C-UAS and Drone-Based Solutions - we have expanded into the C-UAS and aerial-interdiction markets through multiple research, development, and demonstration programs including:

● MERLIN Platform - a modular housing system enabling integration of our kinetic cassettes into UAS and UGV platforms for scalable aerial defense.

● Project PAN-DA (Personal Anti-Drone Armament) - a handheld, surface-to-air, quick-reaction C-UAS launcher derived from the BolaWrap 150 platform, providing individual operators with a portable non-lethal defense capability against small drones.

● 1KC Wide Area Kinetic Anti-Drone Cassette - a patent-pending, modular cassette designed for integration with PAN-DA and MERLIN systems to enable wide-area coverage and multiple drone engagements per mission.

In addition to the U.S. law enforcement market, we have shipped our restraint products to 62 countries. We have distribution agreements with 22 international distributors covering 43 countries. We focus significant sales, training and business development efforts to support our distribution network in addition to our internal sales team.

We focus significant resources on research and development innovations and continue to enhance our products and plan to introduce new products. We believe we have established a strong brand and market presence globally and have established significant competitive advantages in our markets.

February 2026 Private Placement

On February 2, 2026, we entered into the Purchase Agreement with certain accredited investors (collectively, the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) an aggregate of 1,700,000 shares of common stock, (ii) Pre-Funded Warrants to purchase up to 800,000 shares of common stock, with an exercise price of $0.0001 per share, and (iii) Common Warrants to purchase up to 2,500,000 shares of common stock, with an exercise price of $2.30 per share. The purchase price for one Common Share and accompanying Common Warrant was $2.00 and the purchase price for one Pre-Funded Warrant and accompanying Common Warrant was $1.9999.

The closing of the Private Placement occurred on February 3, 2026 (the “Closing”). The aggregate gross proceeds from the Closing were approximately $5.0 million, prior to deducting offering expenses payable by us.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Selling Securityholders, including for liabilities under the Securities Act and other obligations of the parties and termination provisions.

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Warrants

The Common Warrants are exercisable for shares of common stock immediately at an exercise price of $2.30 per share and expire five years from the date of issuance. The Pre-Funded Warrants are exercisable for shares of common stock immediately and expire when exercised in full.

A holder of the Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 2, 2026, with the Selling Securityholders, pursuant to which the Company agreed to prepare and file a registration statement with the SEC registering the resale of the common stock and shares of common stock underlying the Warrants no later than 60 days following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the date of the Registration Rights Agreement (or 120 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The foregoing descriptions of terms and conditions of the Purchase Agreement, the Registration Rights Agreement, the Common Warrants and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement, the Registration Rights Agreement, Common Warrant and Pre-Funded Warrant, forms of which are attached as Exhibits 10.1, 10.2, 4.1, and 4.2 to the Company’s Current Report on Form 8-K filed on February 3, 2026, respectively.

Corporate information

Wrap Technologies, Inc. is a Delaware corporation. Our corporate headquarters are located at 3480 Main Hwy, Suite 202, Miami, Florida 33133. Our phone number is (800) 583-2652. Our website address is www.wrap.com. Through our website, we will make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus or incorporated by reference hereto.

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THE OFFERING

Common Stock to be Offered by the Selling Securityholders	Up to 5,000,000 shares of our common stock, comprised of (i) 1,700,000 Common Shares (ii) 2,500,000 Common Warrant Shares, and (iii) 800,000 Pre-Funded Warrant Shares.

Use of Proceeds

We will not receive any of the proceeds from the sale by the Selling Securityholders of the common stock; however, we will receive the exercise price of the Warrants upon any exercise of the Warrants by payment of cash, with an exercise price of $2.30 per share.

See “Use of Proceeds” beginning on page 9 of this prospectus for additional information.

Registration Rights

Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file this registration statement with the SEC registering the resale of the common stock and shares of common stock underlying the Warrants no later than 60 days following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the date of the Registration Rights Agreement (or 120 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

See “Selling Securityholders” on page 10 of this prospectus for additional information.

Plan of Distribution

The Selling Securityholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Securityholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 14 of this prospectus for additional information on the methods of sale that may be used by the Selling Securityholders.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “WRAP.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the information and documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider before you decide to purchase our securities the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in other documents that are filed after the date thereof and incorporated by reference into this prospectus. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results, which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities. Refer to “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of these risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to this Offering and Our Common Stock

The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 5,000,000 shares of our common stock held by the Selling Securityholders, which is a significant number of shares compared to the current number of total shares of common stock issued and outstanding. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when Selling Securityholders may sell such shares of our common stock in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into shares of our common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

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The issuance of the shares of common stock covered by this prospectus could significantly increase the total number of shares of common stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The shares of common stock being offered pursuant to this prospectus represent Warrant Shares issuable upon the exercise of the Warrants. As of February 6, 2026, there were 54,501,638 shares of common stock issued and outstanding (prior to any deemed issuance of any Common Shares or Warrant Shares). If we are required to issue the maximum number of Common Shares and Warrant Shares that are being registered hereunder, the number of shares of common stock issued and outstanding after such issuance would represent approximately 9.17% of the number of shares of common stock issued and outstanding as of the date of this prospectus. As a result, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of common stock that we issue to the Selling Securityholders may be less than the aggregate number of shares covered by this prospectus.

The Warrants contain certain anti-dilution provisions, which may dilute the interests of our stockholders, depress the price of our common stock, and make it difficult for us to raise additional capital.

Certain events may reduce the exercise price of the Warrants, which in turn may lead to further dilution to the holders of our common stock. In addition, the perceived risk of dilution may cause our shareholders to be more inclined to sell their common stock, which may in turn depress the price of common shares regardless of our business performance. We may also find it more difficult to raise additional equity capital while any of the Common Shares and the Warrants remain outstanding.

There is no public market for the Warrants being offered by us in this offering.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based upon management’s assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as “intend,” “plan,” “predict,” “may,” “will,” “project,” “target,” “strategy,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements.

Such forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce its products; the Company’s ability to develop sales for its new products; the acceptance of existing and future products, including the acceptance of the BolaWrap 150, Wrap Reality, our Body-Worn Camera and our Digital Evidence Management system; the risk that distributor and customer orders for future deliveries are modified, rescheduled or cancelled in the normal course of business; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for countries outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand; the ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the ability of the Company to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; and risks resulting from the Company’s status as a smaller reporting company, including that reduced disclosure requirements may make shares of the Company’s common stock less attractive to investors. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are described in this prospectus, including under the section entitled “Risk Factors,” in “Part I, Item 1A. — Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025 and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. The Company cautions readers that the forward-looking statements included in, or incorporated by reference into, this prospectus represent our beliefs, expectations, estimates and assumptions only as of the date hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the Selling Securityholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if such Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

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SELLING SECURITYHOLDERS

The common stock being offered by the Selling Securityholders are those previously issued to such Selling Securityholders, and those issuable to the Selling Securityholders, upon exercise of the Warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as described below under “Relationships with the Selling Securityholders,” the Selling Securityholders have not had any material relationship with us within the past three years.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Securityholders. The second column lists the number of shares of common stock beneficially owned by each Selling Securityholders, based on its ownership of our securities as of February 6, 2026, assuming exercise of any warrants held by the selling stockholders on that date, without regard to any limitations on exercises as may be applicable.

The third column lists the shares of common stock being offered by this prospectus by the Selling Securityholders.

In accordance with the terms of the Purchase Agreement with the Selling Securityholders, this prospectus generally covers the resale of the sum of the Common Shares, the Common Warrant Shares and Pre-Funded Warrant Shares described above and determined as if such outstanding Warrants were exercised in full and as applicable as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Warrants, without regard to any limitations on the exercise of the Warrants, as applicable. The fourth and fifth columns assume the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Securityholder may not exercise its applicable Warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at the election of the holder, 9.99%) of our then outstanding common stock following such exercise excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the third column does not reflect this limitation. The Selling Securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Securityholder	Number of shares of common stock owned prior to offering	Maximum number of shares of common stock to be sold pursuant to this Prospectus(1)	Number of shares of common stock owned after offering	Percentage of common stock owned after offering
Richard Molinsky(2)	592,754	200,000	392,754	*
Christopher Fiore(3)	1,173,562	300,000	873,562	1.57%
Iroquois Capital Investment Group, LLC(4)	5,970,634	850,000	8,404,391	9.99%
Iroquois Master Fund Ltd.(4)	5,970,634	750,000	8,404,391	9.99%
Shaar Hazuhov LLC(5)	1,214,251	300,000	914,251	1.65%
JNS Holdings Group LLC(6)	420,114	250,000	170,114	*
Aramas Capital Management LLC(7)	400,000	200,000	200,000	*
Scot Cohen Roth IRA(8)	5,260,632	950,000	4,310,632	7.27%
Savbo Investments LLC(9)	150,000	50,000	100,000	*
8 Fold Path LP(10)	250,000	250,000	-	*
FBH Investments Holding(11)	889,654	150,000	739,654	1.34%
David Alan Cook(12)	1,416,840	200,000	1,216,840	2.23%
Frank Curzio(13)	50,000	50,000	-	*
Juggernaut Management, LLC(14)	500,000	500,000	-	*

* Represents less than 1.0%.

(1)

Shares of common stock to be sold pursuant to this prospectus represent the Common Shares and the number of shares of common stock that may be issued, in the aggregate, upon exercise of the Warrants beneficially owned by the Selling Securityholders.

(2)	The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 100,000 Common Shares and (ii) 100,000 Common Warrant Shares. Other shares of common stock beneficially owned prior to this offering consist of (i) 240,833 shares of common stock held by Richard Molinsky’s individual retirement account, (ii) 12,500 shares of common stock held by Richard Molinsky Roth IRA (“Roth IRA”), (iii) 6,088 shares of common stock held by Max Communications Inc. (“Max Communications”), and (iv) 133,333 shares of common stock issuable upon exercise of certain warrants (subject to a 4.99% beneficial ownership limitation).

Mr. Molinsky has voting and dispositive control with respect to the securities held by Roth IRA. As a result, Mr. Molinsky may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Roth IRA.

Mr. Molinsky is the sole shareholder of Max Communications and has voting and dispositive control with respect to the securities held by Max Communications. As a result, Mr. Molinsky may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Max Communications.

The address for Mr. Molinsky is 51 Lord’s Highway East, Weston, CT 06883.

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(3)

Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 150,000 Common Shares and (ii) 150,000 Common Warrant Shares. Other shares of common stock beneficially owned prior to this offering consist of (i) 333,333 shares of common stock issuable upon conversion of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), (ii) 103,448 shares of common stock issuable upon conversion of 150 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), and (iii) 436,781 shares of common stock issuable upon conversion of certain warrants (subject to a 4.99% beneficial ownership limitation).

The address for Mr. Fiore is 1521 Alton Road Apt. 934, Miami Beach, FL 33139.

(4)

Based on certain information made available to the Company. The securities reported herein are directly held by Iroquois Capital Investment Group LLC (“ICIG”) and Iroquois Master Fund, Ltd. (“IMF”). The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 425,000 Pre-Funded Warrant Shares and held by ICIG (ii) 425,000 Common Warrant Shares held by ICIG, (iii) 375,000 Pre-Funded Warrant Shares and held by IMF and (iv) 375,000 Common Warrant Shares held by IMF.

Other shares of common stock beneficially owned prior to this offering consist of (i) 412,129 shares of common stock held by ICIG, (ii) 294,045 shares of common stock held by IMF, (iii) 200,000 shares of common stock issuable upon conversion of 290 shares of the Company’s Series A Preferred Stock (subject to a 4.99% beneficial ownership limitation) held by ICIG, (iv) 408,333 shares of common stock issuable upon conversion of 612.5 shares of Series B Preferred Stock held by ICIG (subject to a 4.99% beneficial ownership limitation), (v) 1,210,574 shares of common stock issuable upon exercise of certain warrants (subject to a 4.99% beneficial ownership limitation) held by ICIG, (vi) 1,410,344 shares of common stock issuable upon conversion of 2,045 shares of the Company’s Series A Convertible Preferred Stock (subject to a 4.99% beneficial ownership limitation) held by IMF, (vii) 825,000 shares of common stock issuable upon exercise of 1,237.5 shares of Series B Preferred Stock held by IMF, and (viii) 3,643,966 shares of common stock issuable upon exercise of certain warrants (subject to a 4.99% beneficial ownership limitation) held by IMF.

Iroquois Capital Management L.L.C. (“ICM”) is the investment manager of IMF. ICM has voting control and investment discretion over securities held by IMF. As Managing Members of ICM, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of ICM in its capacity as investment manager to IMF. Mr. Abbe is the managing member of ICIG. Mr. Abbe has sole voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICIG. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICM and IMF.

The principal business address for ICIG and IMF is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(5)

Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 150,000 Common Shares and (ii) 150,000 Common Warrant Shares. Other shares of common stock beneficially owned prior to this offering consist of (i) 233,333 shares of common stock issuable upon conversion of 350 shares of Series B Preferred Stock (subject to a 4.99% beneficial ownership limitation), (ii) 578,160 issuable upon exercise of certain warrants (subject to a 4.99% beneficial ownership limitation), and (iii) 102,758 shares of common stock issuable upon conversion of 149 shares of the Company’s Series A Preferred Stock.

The principal business address for Shaar Hazuhov LLC is 100 Hewes Street, Brooklyn, NY 11249.

(6)

Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 125,000 Common Shares and (ii) 125,000 Common Warrant Shares. Other shares of common stock beneficially owned prior to this offering consist of (i) 33,333 shares of common stock issuable upon conversion of 50 Series B Preferred Stock (subject to a 4.99% beneficial ownership limitation) and (ii) 85,057 shares of common stock issuable upon exercise of certain warrants (subject to a 4.99% beneficial ownership limitation), and (iii) 51,724 shares of common stock issuable upon conversion of 75 shares of the Company’s Series A Preferred Stock (subject to a 4.99% beneficial ownership limitation).

The principal business address for JNS Holdings Group LLC is 3 Pinecrest Rd., Scarsdale, NY 10583.

(7)

Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 100,000 Common Shares and (ii) 100,000 Common Warrant Shares. Other shares of common stock beneficially owned prior to this offering consist of (i) 100,000 shares of common stock issuable upon conversion of 150 Series B Preferred Stock (subject to a 4.99% beneficial ownership limitation) and (ii) 100,000 shares of common stock issuable upon exercise of certain warrants (subject to a 4.99% beneficial ownership limitation).

The principal business address for Aramas Capital Management LLC is 521 5th Avenue, New York, NY 10175.

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(8)

Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 475,000 Common Shares and (ii) 475,000 Common Warrant Shares. Other shares of common stock beneficially owned prior to this offering consist of 4,310,632 shares of common stock issuable upon exercise of certain warrants.

Scot Cohen, the Company’s Chief Executive Officer, has voting and dispositive control with respect to the securities held by Scot Cohen Roth IRA. As a result, Mr. Cohen may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Scot Cohen Roth IRA.

The principal business address for Scot Cohen Roth IRA is 3480 Main Hwy, Suite 202, Miami, Florida 33133.

(9)

Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 25,000 Common Shares and (ii) 25,000 Common Warrant Shares.

Other shares of Common Stock beneficially owned prior to this offering consist of (i) 50,000 shares of common stock, (ii) 50,000 shares of common stock issuable upon exercise of certain warrants (subject to a beneficial ownership limitation of 4.99%).

Marc Savas, a director of the Company’s board of directors, is a manager of Savbo Investments LLC and has voting control and investment discretion over the securities reported herein that are held by Savbo Investments LLC. As a result, Mr. Savas may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Savbo Investments LLC.

The principal business address for Savbo Investments LLC is 15030 Ventura Blvd, Suite 395, Sherman Oaks, CA 91403.

(10)	Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 125,000 Common Shares and (ii) 125,000 Common Warrant Shares.

Dominic Cavagnuolo is a manager of 8 Fold Path LP (“8 Fold”) and has voting control and investment discretion over the securities reported herein that are held by 8 Fold. As a result, Mr. Cavagnuolo may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by 8 Fold.

The principal business address for 8 Fold is 1413 20th Street, #118, Miami, Florida 33139.

(11)	Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 75,000 Common Shares and (ii) 75,000 Common Warrant Shares. Other shares of common stock beneficially owned prior to this offering consist of (i) 394,827 shares of common stock issuable upon exercise of certain warrants (with certain warrants subject to a 4.99% beneficial ownership blocker), and (ii) 344,827 shares of common stock issuable upon conversion of 500 shares of Series A Preferred Stock (subject to a 4.99% beneficial ownership blocker).

The address for FBH Investment Holdings, LLC is 45 Main St, Suite 800, Brooklyn, NY 11201.

(12)	Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 100,000 Common Shares and (ii) 100,000 Common Warrant Shares. Other shares of common stock beneficially owned prior to this offering consist of 1,216,840 shares of common stock.

The address for David Alan Cook is 232 Veranda Drive, Madison, Alabama 35758.

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(13)	Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 25,000 Common Shares and (ii) 25,000 Common Warrant Shares.

The address for Frank Curzio is 4540 Southside Blvd Suite 501 Jacksonville, FL 32216.

(14)

Based on certain information made available to the Company. The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 250,000 Common Shares and (ii) 250,000 Common Warrant Shares.

John Shulman, a director of the Company’s board of directors, is a manager of Juggernaut Management, LLC and has voting control and investment discretion over the securities reported herein that are held by Juggernaut Management, LLC. As a result, Mr. Shulman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Juggernaut Management, LLC.

The address for Juggernaut Management, LLC is 5301 Wisconsin Ave. NW, Suite 570, Washington, D.C.

Relationships with the Selling Securityholders

Scot Cohen, the Company’s Chief Executive Officer, has voting and dispositive control with respect to the securities held by V4 Capital which is the investment manager of V4 Global. V4 Global purchased the Company’s securities in the private placement of our common stock and accompanying warrants consummated in February 2025 (the “February 2025 Private Placement”). We also issued V4 Global shares of our Series A Preferred Stock and accompanying warrants in June 2023. In addition, V4 Global purchased the Company’s securities in the private placement of our Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), and accompanying warrants consummated in August 2025 (the “August 2025 Private Placement”).

John Shulman, a director of the Company’s board of directors, has voting and dispositive control with respect to the securities held by Juggernaut.

Marc Savas, a director of the Company’s board of directors, has voting and dispositive control with respect to the securities held by Savbo. Savbo purchased common stock and accompanying warrants in the February 2025 Private Placement.

ICIG and IMF each purchased common stock and accompanying warrants in the February 2025 Private Placement. We also issued ICIG and IMF shares of our Series A Preferred Stock and accompanying warrants in June 2023. In addition, we also issued ICIG and IMF shares of our Series B Preferred Stock and accompanying warrants in the August 2025 Private Placement.

FBH purchased common stock and accompanying warrants in the February 2025 Private Placement.

Christopher Fiore purchased common stock and accompanying warrants in the February 2025 Private Placement. In addition, we also issued Christopher Fiore shares of our Series B Preferred Stock and accompanying warrants in the August 2025 Private Placement.

Each of Shaar Hazuhov LLC, JNS Holdings Group LLC, Aramas Capital Management LLC and Richard Molinsky purchased shares of our Series B Preferred Stock and accompanying warrants in the August 2025 Private Placement.

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PLAN OF DISTRIBUTION

We are registering the common stock and shares of common stock issuable upon exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Common Shares or Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the Selling Securityholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date this registration statement is declared effective by the SEC;
●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Securityholders may transfer the securities by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Securityholders may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

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The Selling Securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholders will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of securities by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities pursuant to the Purchase Agreement, estimated to be $50,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wrap Technologies, Inc. as of the fiscal years ended December 31, 2024 and 2023, incorporated by reference in this prospectus, have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in their report and included therein. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains registration statements, periodic and current reports, proxy statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://wrap.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 25, 2025;

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025, and September 30, 2025 filed with the SEC on May 15, 2025, August 14, 2025, and November 13, 2025 respectively;

●	Our Current Reports on Form 8-K (other than any portions thereof deemed furnished and not filed) filed with the SEC on February 11, 2025, February 24, 2025, February 28, 2025, March 14, 2025, June 27, 2025, July 7, 2025, August 18, 2025, August 26, 2025, October 27, 2025, November 5, 2025, December 17, 2025 and February 4, 2026; and

●	The descriptions of our securities incorporated by reference to Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, including any amendment or report filed or to be filed for the purpose of updating such descriptions.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

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1,700,000 Shares of Common Stock

2,500,000 shares of Common Stock Underlying Warrants

800,000 shares of Common Stock Underlying Pre-Funded Warrants

COMMON STOCK

PROSPECTUS

February 13, 2026